Exhibit 107
Calculation of Filing Fee Table

Form S-4
(Form Type)

Home BancShares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.01 per share	457(f)	157,625(1)	N/A	$2,603,724(2)	0.0000927	$242 (2)
Fees Previously Paid	Equity	Common stock, par value $0.01 per share	457(f)	42,282,289	N/A	698,441,428		64,746
	Total Offering Amounts					$701,045,152		64,988
	Total Fees Previously Paid							64,746
	Total Fee Offsets							—
	Net Fee Due							$242
(1)Represents the number of additional shares of common stock of Home BancShares, Inc. (“Home”) that may be issued in connection with the merger of Happy Bancshares, Inc. (“Happy”) with and into Home as described in the registration statement on Form S-4 (File No. 333-260446), which became effective on November 12, 2021. In connection with the filing of Amendment No. 1 to that registration statement, 42,282,289 shares of common stock of Home were registered with the Securities and Exchange Commission and a fee of $64,746 was paid. Home now anticipates that up to 42,439,914 shares of its common stock may be issued in the merger.
(2)Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rule 457(f)(2) promulgated thereunder. The proposed maximum aggregate offering price of Home’s common stock is calculated based upon the book value of the Happy shares of common stock (the securities to be canceled in the merger) as of September 30, 2021, and is equal to the product of (a) $35.8452, calculated according to Rule 457(f)(2) of the Securities Act, multiplied by (b) 72,638, which is equal to the difference between 104,397 (the additional number of outstanding shares of Happy common stock to be exchanged for the merger consideration) minus 31,759 (the decrease in the estimated number of shares of Happy common stock that would be issuable and entitled to receive the merger consideration in exchange for in-the-money Happy stock options outstanding at the time of the merger, assuming a net exercise based on the positive difference, if any, between the per share merger consideration value and the exercise price of each option). No cash consideration will be paid in connection with the merger, except that holders of outstanding shares of Happy common stock at the time of the merger will receive cash payments in lieu of any fractional shares of Home common stock to which they are otherwise entitled in connection with the merger.
Carry Forward Securities
N/A
Table 2: Fee Offset Claims and Sources
N/A
Table 3: Combined Prospectuses
N/A